Exhibit 4.2(2)

                  FIRST SUPPLEMENTAL INDENTURE, dated as of January 15, 1998 between SYMONS INTERNATIONAL GROUP, INC., a corporation organized under the laws of the State of Indiana (the "Company"), having its principal office at 4720 Kingsway Drive, Indianapolis, Indiana 46205, and WILMINGTON TRUST COMPANY, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware, as Trustee (hereinafter called the "Trustee").


                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of August 12, 1997 (the "Indenture"), pursuant to which one series of senior subordinated notes of the Company (the "Securities") were issued. All terms used in this First Supplemental Indenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture;

                  WHEREAS, Section 9.1 of the Indenture provides that without the consent of the Holders of the Securities, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture for certain purposes;

                  WHEREAS, the Company pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created before the date hereof; and

                  WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

                                  PROVISIONS OF
                               GENERAL APPLICATION

                  SECTION   Definitions

                  (a) The following definitions in Section 1.1 of the Indenture are hereby amended as follows:

                  "Board of Directors" means, with respect to the Company or a Subsidiary, as the case may be, the Board of Directors (or other body performing functions similar to any of those performed by a Board of Directors).

                  "Change of Control" means any transaction or series of transactions in which any Person or group (within the meaning of Rule 13d-5 under the Exchange Act and Section 13(d) and 14(d) of the Exchange Act) other than the Company and its Subsidiaries acquires all or substantially all of the Company's assets or becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all options and warrants had been exercised) entitled to vote in the election of directors of the Company or the Surviving Person (if other than the Company).

                  "Marketable Securities" means securities listed on a national securities exchange which have a minimum weekly trading volume of at least 100,000 shares.

                  "Permitted Investment" means an Investment by the Company or any Subsidiary in (i) a Person that will, upon the making of such Investment, be or become a Subsidiary; provided that the primary business of such Subsidiary is a Related Business; (ii) a Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary; provided that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) any demand deposit account with an Approved Lender; (v) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary;
(viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments; (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset  Disposition as permitted  pursuant to Section 10.13;  and
(x) any Affiliate (the primary business of which is a Related Business) that is not a Subsidiary, provided that the aggregate of all such Investments outstanding at any one time under this clause (x) shall not exceed $1,000,000;
(xi) Investments by the Subsidiaries in Investment Grade Securities; and (xii) Investments by the Subsidiaries in Non-Investment Grade Securities; provided that on the date such Investment is made, the fair market value of such Investment when taken with all other such Investments shall not exceed in the aggregate 15% of the total Invested Assets of the Subsidiaries taken as a whole; provided further that such Investment in other Investment-Grade Securities and Non-Investment Grade Securities in any single issuer, together with all other investments in the same issuer, as determined at the date such Investment is made and after giving effect thereto, shall not exceed in the aggregate those percentages of the total Invested Assets of the Subsidiaries permitted by state law or regulations (as they may be amended from time to time) determined as of the end of the preceding calendar quarter; and provided further that this clause
(xii) shall not prohibit an Investment that qualifies as a Permitted Investment under clauses (i) or (ii) above.

                  "Related Business" means the business of providing property and casualty insurance to individuals or farms and any business related, ancillary or complementary to such business of the Company.

                  "Temporary Cash Investments"  means any of the following:  (a)
securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) time deposits and certificates of deposit, eurodollar time deposits and eurodollar certificates of deposit of (i) any lender under the Credit Agreement, or (ii) any United States commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by an Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the lenders under the Credit Agreement) or recognized securities dealer having capital and surplus in excess of $500,000,000 for (i) direct obligations issued by or fully guaranteed by the United States of America, (ii) time deposits or certificates of deposit described under subsection (b) above, or (iii) commercial paper or other notes described under subsection (c) above, in which, in each such case, such bank, trust company or dealer shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the U.S. Internal Revenue Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in clauses (a), (b), (c), (e) and (f) above.

                  (b) The following definitions are hereby added to Section 1.1 of the Indenture:

                  "Invested Assets" means the amount on a consolidated basis of a Person's Investments as reflected on such Person's most recent quarterly balance sheet prepared in accordance with GAAP.

                  "Investment  Grade  Securities"  means:  (i)  U.S.  Government
Obligations; (ii) any certificate of deposit, maturing not more than 270 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $100.0 millon or its equivalent in foreign currency, whose debt is rated at the time as of which any investment therein is made, "A" (or higher) according to S&P or Moody's, or if neither S&P nor Moody's shall then exist or if the debt of such bank has not been rated by S&P or Moody's, the equivalent of such rating by any other internationally recognized securities rating agency; (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1," (or higher) according to Moody's, or if neither S&P nor Moody's shall then exist, the equivalent of such rating by any other internationally recognized securities rating agency; (iv) any banking acceptances, any private loans or any money market deposit accounts, in each case, issued or offered by any commercial bank having capital and surplus in excess of $100.0 million or its equivalent in foreign currency, whose debt or credit paying ability is rated at the time as of which any investment therein is made, "A" (or higher) according to S&P or Moody's, or if neither S&P nor Moody's shall then exist or if the debt or credit paying ability of such bank has not been rated by S&P or Moody's, the equivalent of such rating by any other internationally recognized securities rating agency; (v) any other debt securities or debt instruments with a rating of "BBB-1" or higher by S&P, "Baa-3," or higher by Moody's, Class "2" or higher by the NAIC or the equivalent of such rating by S&P, Moody's or the NAIC, or if none of S&P, Moody's and the NAIC shall then exist or if such security has not been rated by S&P, Moody's or the NAIC, the equivalent of such rating by any other internationally recognized securities rating agency; (vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

               "NAIC" means the National Association of Insurance Commissioners.

               "Non-Investment   Grade   Securities"   means  any  Investment
(including, without limitation, debt securities, equity securities, real estate investments and real estate loans) other than Investment Grade Securities.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled and supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith obligation by the United States of America, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.


                                   ARTICLE II

                                  MISCELLANEOUS

                  SECTION Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  SECTION Application of First Supplemental Indenture. The provisions and benefit of this First Supplemental Indenture shall be effective with respect to Outstanding Securities prior to and after the execution hereof.

                  SECTION Headings. The headings of the Articles and Sections of the First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

                  SECTION Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  SECTION Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



                              [rest of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                    SYMONS INTERNATIONAL GROUP, INC.,
                                    as Issuer


                                    By:
                                    Name:          Alan G. Symons
                                    Title:         Chief Executive Officer

                                    By:
                                    Name:          Gary P. Hutchcraft
                                    Title:         Vice President


                                    WILMINGTON TRUST COMPANY,
                                    as Trustee


                                    By:
                                    Name:
                                    Title:

STATE OF          )
                  :  ss.:
COUNTY OF         )



                  On the day of January __, 1998, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of Symons International Group, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal is affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                -------------------------
         Notary Public


[NOTARIAL SEAL]

My Commission Expires:

STATE OF          )
                  :  ss.:
COUNTY OF         )



                  On the day of January, 1998, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is of Wilmington Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                -------------------------
         Notary Public



[NOTARIAL SEAL]


My Commission Expires:

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                        SYMONS INTERNATIONAL GROUP, INC.
                                    As Issuer


                            WILMINGTON TRUST COMPANY
                                   As Trustee






                               ------------------



                               FIRST SUPPLEMENTAL
                          SENIOR SUBORDINATED INDENTURE


                          Dated as of January 15, 1998






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